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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 8, 1999 related to the consolidated financial statements of JagNotes.com Inc. as of July 31, 1999 and for the year then ended, which report appears in the Prospectus of Amendment No. 3 to the Registration Statement (No. 333-84189) on Form SB-2 previously filed by JagNotes.com Inc. with the Securities and Exchange Commission.


                                                      J.H. Cohn LLP

                                                      /s/ J.H. Cohn LLP

                                                      Roseland, New Jersey
                                                      January 11, 2000



                                     -II-9-